As filed with the Securities and Exchange Commission on November 13, 2007.
Registration No. 333-127211

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933
NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-3817266 (I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
John L. MacCarthy
General Counsel and Secretary
Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606
(Name and Address of Agent for Service)
(312) 917-7700
(Telephone Number, Including Area Code, of Agent for Service)
     Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-127211) (the “Registration Statement”) of Nuveen Investments, Inc. (the “Company”).
     On November 13, 2007, pursuant to an Agreement and Plan of Merger, dated as of June 19, 2007, among the Company, Windy City Investments, Inc., a Delaware corporation (“Parent”), and Windy City Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. As a result, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered pursuant to this Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on November 13, 2007.

NUVEEN INVESTMENTS, INC.
By:	/s/ John P. Amboian
	Name:	John P. Amboian
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 13, 2007.

Signature	Title

* Timothy R. Schwertfeger	Chairman and Director
/s/ John P. Amboian John P. Amboian	Chief Executive Officer and Director (Principal Executive Officer)
* Willard L. Boyd	Director
Connie K. Duckworth	Director
* Duane R. Kullberg	Director
* Roderick A. Palmore	Director
/s/ Glenn R. Richter Glenn R. Richter	Executive Vice President and Chief Administrative Officer (Principal Financial Officer)
/s/ Sherri A. Hlavacek Sherri A. Hlavacek	Vice President and Corporate Controller (Principal Accounting Officer)
/s/ John P. Amboian John P. Amboian *As Attorney-in-Fact for each of the persons indicated